UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 8, 2013

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

West 8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 112 Avenue Kleber, Paris, France		77042 75784
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(713) 354-6100 (Houston) 33 156 26 71 71 (Paris)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2013, the Board of Directors (the “Board”) of Dresser-Rand Group Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Governance Committee, approved an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”), effective immediately, to add a new Section 8.04 entitled “Forum for Adjudication of Disputes.” Section 8.04 provides that, unless the Company consents in writing to the selection of an alternate forum, the sole and exclusive forum for the following actions shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware):

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or the Company’s stockholders;

•	any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or By-Laws; or

•	any action asserting a claim governed by the internal affairs doctrine.

Section 8.04 will not apply where the Delaware courts are unable to obtain personal jurisdiction over an indispensable party named as a defendant. Any person or entity purchasing or otherwise acquiring any interest in shares of Company stock shall be deemed to have notice of and consented to the provisions in Section 8.04.

The foregoing summary of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.2	Amended and Restated By-Laws of Dresser-Rand Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.
(Registrant)

Date: August 9, 2013	By:	/s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary

DRESSER-RAND GROUP INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

3.2	Amended and Restated By-Laws of Dresser-Rand Group Inc.